EXHIBIT 10.1

AGREEMENT OF DEFINITIONS
by and among
NISSAN MOTOR ACCEPTANCE CORPORATION
NISSAN AUTO LEASING LLC II
NISSAN AUTO LEASE TRUST 2011-A
NISSAN-INFINITI LT
NILT TRUST
NILT, INC.
WILMINGTON TRUST COMPANY
U.S. BANK NATIONAL ASSOCIATION
CITIBANK, N.A.
Dated as of July 25, 2011

AGREEMENT OF DEFINITIONS
     This Agreement of Definitions (as amended, supplemented or otherwise modified, this “Agreement of Definitions”), dated as of July 25, 2011, is by and among Nissan Auto Lease Trust 2011-A, as issuer (the “Issuing Entity”), NILT Trust, a Delaware statutory trust, as grantor and initial beneficiary (in such capacity, the “Grantor” and the “UTI Beneficiary,” respectively), Nissan-Infiniti LT, a Delaware statutory trust (the “Titling Trust”), Nissan Motor Acceptance Corporation, a California corporation (“NMAC”), in its individual capacity, as servicer and as administrative agent (in such capacity, the “Servicer” and the “Administrative Agent,” respectively), Nissan Auto Leasing LLC II, a Delaware limited liability company (“NALL II”), NILT, Inc., a Delaware corporation, as trustee to the Titling Trust (the “Titling Trustee”), Wilmington Trust Company, a Delaware corporation with trust powers, as owner trustee and Delaware trustee (in such capacity, the “Owner Trustee” and the “Delaware Trustee,” respectively), U.S. Bank National Association, a national banking association (“U.S. Bank”), as trust agent (in such capacity, the “Trust Agent”), and Citibank, N.A., a national banking association (“Citibank”), as indenture trustee (in such capacity, the “Indenture Trustee,”).
RECITALS
     A. Pursuant to the Amended and Restated Trust and Servicing Agreement, dated as of August 26, 1998 (the “Titling Trust Agreement”), among the Grantor and the UTI Beneficiary, the Servicer, the Delaware Trustee, the Titling Trustee, and the Trust Agent, the Titling Trust was formed to take assignments and conveyances of and hold in trust various assets (the “Trust Assets”);
     B. The UTI Beneficiary, the Servicer, and the Titling Trust have entered into the SUBI Servicing Agreement, dated as of March 1, 1999 as amended by the First Amendment to Servicing Agreement, dated as of January 3, 2001 (the “Basic Servicing Agreement”) which provides for, among other things, the servicing of the Trust Assets by the Servicer;
     C. Pursuant to the Titling Trust Agreement, from time to time the Trustee, on behalf of the Titling Trust and at the direction of the UTI Beneficiary, will identify and allocate on the books and records of the Titling Trust certain Trust Assets and create and issue one or more special units of beneficial interest (each, a “SUBI”), the beneficiaries of which generally will be entitled to the net cash flows arising from such Trust Assets;
     D. The parties hereto desire to supplement the Titling Trust Agreement (as so supplemented by the 2011-A SUBI Supplement, the “SUBI Trust Agreement”) to create a SUBI (the “2011-A SUBI”);
     E. The parties hereto desire to identify and allocate to the 2011-A SUBI a separate portfolio of Trust Assets consisting of leases (the “2011-A Leases”) and certain other related Trust Assets and the vehicles that are leased under the 2011-A Leases (the “2011-A Vehicles”);
     F. The parties hereto also desire that the Titling Trust issue to NILT Trust a certificate evidencing a 100% beneficial interest in the 2011-A SUBI (the “2011-A SUBI Certificate”);
(NALT 2011-A Agreement of Definitions)

     G. NILT Trust will sell, transfer and assign the 2011-A SUBI Certificate and the 2011-A SUBI Assets evidenced thereby to NALL II pursuant to the SUBI Certificate Transfer Agreement, dated as of July 25, 2011 (the “SUBI Certificate Transfer Agreement”). NALL II will further transfer the 2011-A SUBI Certificate and the 2011-A SUBI Assets evidenced thereby to the Issuing Entity pursuant to the Trust SUBI Certificate Transfer Agreement, dated as of July 25, 2011 (the “Trust SUBI Certificate Transfer Agreement”);
     H. Pursuant to the Indenture, dated as of July 25, 2011 (the “Indenture”), by and between the Issuing Entity and the Indenture Trustee, the Issuing Entity will (i) issue $128,000,000 aggregate principal amount of 0.22795% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), $100,000,000 aggregate principal amount of 0.70% Asset Backed Notes, Class A-2a (the “Class A-2a Notes”), $250,000,000 aggregate principal amount of LIBOR + 0.18% Asset Backed Notes, Class A-2b (the “Class A-2b Notes” and, together with the Class A-2a Notes, the “Class A-2 Notes”), $339,000,000 aggregate principal amount of 1.04% Asset Backed Notes, Class A-3 (the “Class A-3 Notes”) and $58,000,000 aggregate principal amount of 1.24% Asset Backed Notes, Class A-4 (the “Class A-4 Notes”) (collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are referred to herein as the “Notes”); and (ii) pledge the 2011-A SUBI Certificate and the 2011-A SUBI Assets evidenced thereby to the Indenture Trustee for the benefit of the holders of the Notes;
     I. The parties hereto also desire to register a pledge of the 2011-A SUBI Certificate to the Indenture Trustee for the benefit of the holders of the Notes; and
     J. The parties hereto have agreed to enter into this Agreement of Definitions in an effort to establish and agree upon a single set of definitions for any capitalized term used and not otherwise defined in any documents executed in connection with the 2011-A SUBI if such document references this Agreement of Definitions.
     NOW, THEREFORE, in consideration of the parties’ mutual agreement to rely upon the definitions contained herein in the interpretation of certain of the Basic Documents (as defined herein), the parties hereto agree as follows:
          Section 1.01 Definitions. In the event of any conflict or inconsistency between a definition set forth both herein and in any of the Basic Documents, the definitions set forth in each such Basic Document shall prevail with respect to such Basic Document
     Whenever any agreement relates to the Basic Documents or to the transactions contemplated by the Basic Documents, subject to the preceding paragraph, the capitalized terms used without definition in such agreement shall have the following meanings:
     “Accountant” means a firm of public accountants of nationally recognized standing.
     “Accounts” means the Note Distribution Account and the Reserve Account.
     “Accrual Period” means (i) with respect to any Payment Date and the Class A-1 Notes and each Class of Floating Rate Notes, the period from and including the immediately preceding Payment Date to but excluding the current Payment Date, or, in the case of the first Payment Date or if no interest has yet been paid, from and including the Closing Date to, but excluding,
(NALT 2011-A Agreement of Definitions)

the first Payment Date and (ii) with respect to any Payment Date and each Class of Fixed Rate Notes (other than the Class A-1 Notes), the period from and including the 15th day of the preceding calendar month to but excluding the 15th day of the month of such Payment Date, or with respect to the first Payment Date, from and including the Closing Date, to but excluding August 15, 2011.
     “Act” has the meaning set forth in Section 11.03(a) of the Indenture.
     “Administrative Agent” means NMAC, as Administrative Agent under the Trust Administration Agreement.
     “Administrative Charge” means, with respect to any Lease, any payment (whether or not part of the fixed monthly payment) payable to the related Lessor representing a disposition fee, a late payment fee, an Extension Fee, an allocation to the related Lessee of insurance premiums, sales, personal property or excise taxes or any other similar charge.
     “Administrative Lien” means a first lien upon any Certificate of Title deemed necessary and useful by the Servicer or by the UTI Beneficiary and the Servicer solely to provide for delivery of title documentation to the Titling Trustee or its designee.
     “Advance” means a Sales Proceeds Advance or a Monthly Payment Advance, as the context may require.
     “Affiliate” of any Person means any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan) or (ii) is an officer, director, member or partner of such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities (on a fully diluted basis, having ordinary voting power for the election of directors, members or managing partners of such Person) or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
     “Agreement of Definitions” means this Agreement of Definitions.
     “ALG Residual” means, with respect to any Lease, the expected value of the related Leased Vehicle at the related Maturity Date calculated by using a residual value estimate produced by Automotive Lease Guide in June 2011 as a “mark-to-market” value (assuming that the vehicle is in “average” rather than “clean” condition) based on the total MSRP of the vehicle and all NMAC authorized options, without making a distinction between value adding options and non-value adding options.
     “Assets” has the meaning set forth in Section 2.01 to the SUBI Certificate Transfer Agreement.
     “Auction Proceeds” means, with respect to a Collection Period, all amounts received by the Servicer in connection with the sale or disposition of any vehicle which is sold at auction or
(NALT 2011-A Agreement of Definitions)

otherwise disposed of by the Servicer during such Collection Period, other than Insurance Proceeds.
     “Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes or any Person authorized by the Owner Trustee to act on behalf of the Owner Trustee to authenticate and deliver the Trust Certificates, as the context may require.
     “Authorized Newspaper” means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays, and holidays.
     “Authorized Officer” means (a) with respect to the Issuing Entity, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuing Entity and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date and (ii) so long as the Trust Administration Agreement is in effect, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary of the Administrative Agent, and (b) with respect to the Servicer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary of the Servicer.
     “Automotive Lease Guide” means the publication of such name, which includes residual factors, or any successor publication.
     “Available Funds” means, for any Payment Date and the related Collection Period, the sum of the following amounts: (i) SUBI Collections, (ii) Advances and (iii) in the case of an Optional Purchase, the Optional Purchase Price.
     “Available Funds Shortfall Amount” means, for any Payment Date and the related Collection Period, the amount, if any, by which Available Funds are less than the sum of (a) the Servicer Monthly Payment and (b) the amount necessary to make the distributions in clauses (ii) and (iii) of Section 8.04(a) of the Indenture, except that the Optimal Principal Distributable Amount rather than the Monthly Principal Distributable Amount shall be used for purposes of clause (ii).
     “Available Principal Distribution Amount” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the amount of (i) Available Funds remaining after the Servicer has been paid the Payment Date Advance Reimbursement and the Servicing Fee (together with any unpaid Servicing Fees in respect of one or more prior Collection Periods) and (ii) the Reserve Account Draw Amount remaining after accrued interest has been paid on the Notes.
     “Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.
     “Base Residual” means the lowest of (i) the Contract Residual, (ii) the ALG Residual, and (iii) the MRM Residual.
(NALT 2011-A Agreement of Definitions)

     “Basic Documents” means the Servicing Agreement, the SUBI Trust Agreement, the Trust Agreement, the Trust Administration Agreement, the Indenture, the SUBI Certificate Transfer Agreement, the Trust SUBI Certificate Transfer Agreement, the Control Agreement, the Underwriting Agreement, this Agreement of Definitions, the 2011-A SUBI Certificate and the Securities.
     “Basic Servicing Agreement” means the servicing agreement, dated as of March 1, 1999, as amended by the First Amendment to Servicing Agreement, among the Titling Trust, as UTI Beneficiary, and the Servicer.
     “Beneficiaries” means, collectively, the Related Beneficiaries of all Sub-Trusts, and “Beneficiary” means any of such Beneficiaries.
     “Benefit Plan” means (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, or (iii) an entity deemed to hold the “plan assets” (within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) of any of the foregoing.
     “Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09 of the Indenture.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware, Irving, Texas, Franklin, Tennessee, or the city and state where the Corporate Trust Office is located are authorized or obligated by law, executive order or government decree to be closed.
     “Calculation Agent” means, with respect to the determination of the Interest Rate of the Floating Rate Notes, Citibank, acting in such capacity under the Indenture (including any permitted successor or replacement calculation agent designated from time to time pursuant to the Indenture).
     “Casualty Termination” as of any date means any Lease that has been terminated prior to its Maturity Date if the related Leased Vehicle has been lost, stolen or damaged beyond economic repair.
     “Certificate Balance” means, as of any date, the aggregate principal amount of the Trust Certificates as of such date.
     “Certificate Distribution Account” means the account established pursuant to Section 5.01(a) to the Trust Agreement.
     “Certificate Distribution Amount” means, as of any Payment Date, the amount being distributed to the Trust Certificateholders on such Payment Date.
     “Certificate Factor” means, with respect to the Trust Certificates on any Payment Date, the seven digit decimal equivalent of a fraction, the numerator of which is the Certificate Balance
(NALT 2011-A Agreement of Definitions)

on such Payment Date (after giving effect to any payment of principal on such Payment Date), and the denominator of which is the Certificate Balance on the Closing Date.
     “Certificate of Title” has the meaning set forth in the Titling Trust Agreement.
     “Certificate of Trust” means the Certificate of Trust filed for the Issuing Entity pursuant to Section 3810(a) of the Statutory Trust Statute.
     “Certificate Register” and “Certificate Registrar” mean the register mentioned in and the registrar appointed pursuant to Section 3.04 of the Trust Agreement.
     “Citibank” means Citibank, N.A., a national banking association.
     “Claims” means all liabilities, claims and expenses (including reasonable legal and other professional fees and expenses).
     “Class” means a group of Notes the form of which is identical except for variation in denomination, principal amount or owner, and references to “each Class” means each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes.
     “Class A-1 Interest Rate” means 0.22795% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).
     “Class A-1 Note Balance” means, as of any date, the Initial Class A-1 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-1 Notes.
     “Class A-1 Noteholder” means, as of any date, the Person in whose name a Class A-1 Note is registered on the Note Register on such date.
     “Class A-1 Notes” has the meaning set forth in Recital H hereof.
     “Class A-2a Interest Rate” means 0.70% per annum (computed on the basis of a 360-day year of twelve 30-day months).
     “Class A-2a Note Balance” means, as of any date, the Initial Class A-2a Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2a Notes.
     “Class A-2a Noteholder” means, as of any date, the Person in whose name a Class A-2a Note is registered on the Note Register on such date.
     “Class A-2a Notes” has the meaning set forth in Recital H hereof.
     “Class A-2b Interest Rate” means LIBOR + 0.18% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).
     “Class A-2b Note Balance” means, as of any date, the Initial Class A-2b Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2b Notes.
(NALT 2011-A Agreement of Definitions)

     “Class A-2b Noteholder” means, as of any date, the Person in whose name a Class A-2b Note is registered on the Note Register on such date.
     “Class A-2b Notes” has the meaning set forth in Recital H hereof.
     “Class A-3 Interest Rate” means 1.04% per annum (computed on the basis of a 360-day year of twelve 30-day months).
     “Class A-3 Note Balance” means, as of any date, the Initial Class A-3 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-3 Notes.
     “Class A-3 Noteholder” means, as of any date, the Person in whose name a Class A-3 Note is registered on the Note Register on such date.
     “Class A-3 Notes” has the meaning set forth in Recital H hereof.
     “Class A-4 Interest Rate” means 1.24% per annum (computed on the basis of a 360-day year of twelve 30-day months).
     “Class A-4 Note Balance” means, as of any date, the Initial Class A-4 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-4 Notes.
     “Class A-4 Noteholder” means, as of any date, the Person in whose name a Class A-4 Note is registered on the Note Register on such date.
     “Class A-4 Notes” has the meaning set forth in Recital H hereof.
     “Class Balance” means, as of any date, the Class A-1 Note Balance, the Class A-2a Note Balance, the Class A-2b Note Balance, the Class A-3 Note Balance, or the Class A-4 Note Balance, as applicable.
     “Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.
     “Clearing Agency Participant” means a broker, dealer, bank, or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.
     “Closing Date” means July 25, 2011.
     “Code” means the Internal Revenue Code of 1986.
     “Collateral” has the meaning set forth in the Granting Clause of the Indenture.
     “Collection Account” means, with respect to any Sub-Trust, the account created, designated and maintained as such pursuant to Section 4.02 of the Titling Trust Agreement.
     “Collection Period” has the meaning set forth in the Basic Servicing Agreement.
(NALT 2011-A Agreement of Definitions)

     “Commission” means the Securities and Exchange Commission.
     “Contingent and Excess Liability Insurance Policy” has the meaning set forth in the Basic Servicing Agreement.
     “Contract Residual” means, with respect to any Lease, the residual value of the related Leased Vehicle at the Maturity Date as established or assigned by the Servicer at the time of origination of such Lease in accordance with its Customary Servicing Practices for the purpose of determining the Monthly Payment.
     “Control Agreement” means the control agreement, dated as of July 25, 2011, among the Issuing Entity and Citibank, in its capacities as Securities Intermediary, Indenture Trustee and Secured Party.
     “Corporate Trust Office” means the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located (a) for note transfer/surrender purposes at Citibank, N.A., 111 Wall Street, 15th Floor, New York, New York 10005, Attention 15th Floor Window/NALT 2011-A and (b) for all other purposes, Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Agency & Trust—NALT 2011-A; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuing Entity, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee shall notify the Noteholders and the Issuing Entity).
     “Co-Trustee” has the meaning set forth in the Basic Servicing Agreement.
     “Credit and Collection Policy” has the meaning set forth in the Basic Servicing Agreement.
     “Currency Swap Agreement” shall mean any currency swap agreement, including all schedules and confirmations thereto, entered into by the Issuing Entity and the Currency Swap Counterparty.
     “Currency Swap Counterparty” shall mean an unaffiliated third party, as currency swap counterparty, under the Currency Swap Agreement, or any successor or replacement Currency Swap Counterparty from time to time.
     “Customary Servicing Practices” means the customary practices of the Servicer with respect to Leased Vehicles and Leases held by the Titling Trust, without regard to whether such Leased Vehicles and Leases have been identified and allocated into a portfolio of Trust Assets allocated to the 2011-A SUBI or any Other SUBI, as such practices may be changed from time to time.
     “Cutoff Date” means the close of business on June 30, 2011.
     “Dealer” has the meaning set forth in the Titling Trust Agreement.
(NALT 2011-A Agreement of Definitions)

     “Default” means any occurrence that is, or with notice or lapse of time or both would become, an Indenture Default.
     “Defaulted Lease” means any Lease that (a) by its terms, is delinquent more than 120 days, (b) by its terms is delinquent less than 120 days and the Servicer has (i) determined, in accordance with the Credit and Collection Policy, that eventual payment in full is unlikely or (ii) repossessed the related Leased Vehicle (including, but not limited to, as a result of the Lessee’s failure to maintain insurance coverage required by the Lease, the failure of the Lessee to timely or properly perform any obligation under the Lease, or any other act by the Lessee constituting a default under applicable law), or (c) the Servicer has received notification that the related Lessee is subject to bankruptcy proceedings under Chapter 13 under the Bankruptcy Code.
     “Defaulted Vehicle” means the Leased Vehicle related to a Defaulted Lease.
     “Definitive Note” means a definitive fully registered Note.
     “Delaware Trustee” has the meaning set forth in the preamble to this Agreement of Definitions.
     “Deposit Date” means, with respect to a Payment Date or Redemption Date, the close of business on the day immediately preceding such Payment Date or Redemption Date, as the case may be.
     “Depositor” means NALL II.
     “Depositor’s Formation Documents” means the Certificate of Formation of Nissan Auto Leasing LLC II, dated as of October 24, 2001 and the Limited Liability Company Agreement of Nissan Auto Leasing LLC II, dated as of October 29, 2001.
     “Depository Agreement” means the agreement among the Issuing Entity, the Indenture Trustee and DTC, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form of Exhibit B to the Indenture.
     “Designated LIBOR Page” means the display on Reuters Screen LIBOR01 Page or any successor service or any page as may replace the designated page on that service or any successor service that displays London interbank rates of major banks for U.S. dollars.
     “Disposition Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the sale at auction or other disposition of a Leased Vehicle by the Servicer.
     “Distribution Account” means either the Note Distribution Account or the Certificate Distribution Account, as the context may require.
     “Distribution Statement” has the meaning set forth in Section 5.02(c) of the Trust Agreement.
     “DTC” means The Depository Trust Company.
(NALT 2011-A Agreement of Definitions)

     “Early Termination Charge” means, with respect to any 2011-A Lease that is terminated prior to its Maturity Date, an amount equal to the difference, if any, between (a) the present value (discounted at the implicit rate of such 2011-A Lease) of all remaining Monthly Payments and (b) the difference, if any, between the adjusted lease balance and the vehicle’s fair market wholesale value in accordance with accepted practices in the automobile industry (or by written agreement between the Servicer, on behalf of the Titling Trust, and the Lessee).
     “Early Termination Purchase Option Price” means, with respect to any 2011-A Lease that is terminated prior to its Maturity Date, the amount paid by the related Lessee or a Dealer to purchase the related 2011-A Vehicle.
     “Eligible Account” means an account maintained with a depository institution or trust company having the Required Deposit Rating.
     “Employee Benefit Plan” means any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA subject to Title IV of ERISA, maintained or sponsored by the Servicer or any of its ERISA Affiliates.
     “Entitlement Holder” means, with respect to any financial asset, a Person identified in the records of the Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary with respect to such financial asset.
     “Entitlement Order” means a notification directing the Securities Intermediary to transfer or redeem a financial asset.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Servicer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “Excess Amounts” means, as of any Payment Date, the amount remaining in the 2011-A SUBI Collection Account after the distributions provided for in clauses (i) and (ii) of Section 8.04(a) of the Indenture have been made.
     “Excess Mileage and Excess Wear and Tear Charges” or “Excess Mileage Fee” means, with respect to any 2011-A Lease or 2011-A Vehicle, any applicable charge for excess mileage or excess wear and tear.
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Executive Officer” means, with respect to any (i) corporation or depository institution, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary, or the Treasurer of such corporation or depository institution, and (ii) partnership, any general partner thereof.
(NALT 2011-A Agreement of Definitions)

     “Expenses” means all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses, and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever.
     “Extended Lease” means any Lease that has had its original Maturity Date extended by the Servicer.
     “Extension Fee” means, with respect to any Extended Lease, any payment required to be made by the Lessee in connection with the extension of such Lease.
     “Financial Asset” has the meaning set forth in Section 8-102(a)(9) of the New York UCC.
     “Fitch” means Fitch Ratings, Ltd.
     “Fixed Rate Note” means any Class A-1 Note, Class A-2a Note, Class A-3 Note or Class A-4 Note.
     “Floating Rate Note” means any Class A-2b Note.
     “Force Majeure Event” has the meaning set forth in the Basic Servicing Agreement.
     “Grant” means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture, and, with respect to the Collateral or any other agreement or instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.
     “Grantor” has the meaning set forth in the preamble to the Titling Trust Agreement.
     “Holder” has the meaning set forth in the Titling Trust Agreement.
     “Indemnified Parties” has the meaning set forth in Section 8.01(a) to the Trust Agreement.
     “Indenture” means the indenture, dated as of July 25, 2011 between the Issuing Entity and the Indenture Trustee.
     “Indenture Default” has the meaning set forth in Section 5.01 of the Indenture.
     “Indenture Trustee” means Citibank, as Indenture Trustee under the Indenture.
(NALT 2011-A Agreement of Definitions)

     “Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuing Entity, any other obligor upon the Notes, the Administrative Agent and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Administrative Agent or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuing Entity, any such other obligor, the Administrative Agent or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director, or Person performing similar functions.
     “Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01(b) of the Indenture, made by an Independent appraiser or other expert appointed by a Trust Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.
     “Independent Manager” means an individual who was not at any time during the preceding five years (i) a director (other than during his tenure as an Independent Manager of the Depositor or for one or more affiliates of the Depositor), officer, employee or affiliate of the Depositor or any of its affiliates (other than any limited purpose or special purpose corporation or limited liability company similar to the Depositor), (ii) a person related to any officer or director of any affiliate of the Depositor (other than any limited purpose or special purpose corporation or limited liability company similar to the Depositor), (iii) a direct or indirect holder of one or more than 5% of any voting securities of any affiliate of the Depositor, (iv) a person related to a direct or indirect holder of 5% or more of the any voting securities of any Affiliate of the Depositor, (v) a material creditor, material supplier, family member, manager, or contractor of the Depositor, or (vi) a person who controls (whether directly, indirectly, or otherwise) the Depositor or its affiliates or any material creditor, material supplier, employee, officer, director (other than during his tenure as an Independent Manager of the Depositor or for one or more affiliates of the Depositor), manager or material contractor of the Depositor or its affiliates.
     “Initial Class A-1 Note Balance” means $128,000,000.
     “Initial Class A-2a Note Balance” means $100,000,000.
     “Initial Class A-2b Note Balance” means $250,000,000.
     “Initial Class A-3 Note Balance” means $339,000,000.
     “Initial Class A-4 Note Balance” means $58,000,000.
     “Initial Class Balance” means the Initial Class A-1 Note Balance, the Initial Class A-2a Note Balance, the Initial Class A-2b Note Balance, the Initial Class A-3 Note Balance or the Initial Class A-4 Note Balance, as applicable.
     “Initial Deposit Amount” means the Issuing Entity’s deposit to the Reserve Account, on or before the Closing Date, of $5,271,084.34.
(NALT 2011-A Agreement of Definitions)

     “Initial Note Balance” means the sum of the Initial Class A-1 Note Balance, the Initial Class A-2a Note Balance, the Initial Class A-2b Note Balance, the Initial Class A-3 Note Balance and the Initial Class A-4 Note Balance.
     “Initial Securities Balance” means the initial principal amount of the Notes and the Trust Certificates.
     “Initial Trust Certificate Balance” means $179,216,867.47.
     “Insurance Expenses” with respect to any 2011-A Vehicle, 2011-A Lease or Lessee, means any Insurance Proceeds (i) applied to the repair of the related Leased Vehicle, (ii) released to the related Lessee in accordance with applicable law or the Customary Servicing Practices of the Servicer, or (iii) representing other related expenses incurred by the Servicer not otherwise included in Liquidation Expenses or Disposition Expenses and recoverable by the Servicer under the SUBI Trust Agreement.
     “Insurance Policy” means any insurance policy (including any self-insurance), including any residual value insurance policy, guaranteed automobile protection policy, comprehensive, collision, public liability, physical damage, personal liability, contingent and excess liability, accident, health, credit, life, or unemployment insurance or any other form of insurance or self-insurance, to the extent such insurance policy relates to the 2011-A Vehicles or the ability of a Lessee to make required payments with respect to the related 2011-A Lease.
     “Insurance Proceeds” means, with respect to any 2011-A Vehicle, 2011-A Lease or Lessee, recoveries paid to the Servicer, the Titling Trust or the Titling Trustee on behalf of the Titling Trust under an Insurance Policy and any rights thereunder or proceeds therefrom (including any self-insurance and amounts collected from a Lessee for amounts of deductibles not covered by Insurance Policies).
     “Interest” means, as of any date, the ownership interest of a Trust Certificateholder (including the interest of the Depositor as holder of the Trust Certificate) in the Issuing Entity as of such date, including the right of such Trust Certificateholder to any and all benefits to which such Trust Certificateholder may be entitled as provided in the Trust Agreement and any other Basic Document, together with the obligations of such Trust Certificateholder to comply with all the terms and provisions of the Trust Agreement and the other Basic Documents.
     “Interest Determination Date” means, with respect to any Interest Period with respect to the Floating Rate Notes, the day that is two London Business Days prior to the related Interest Reset Date.
     “Interest Period” means the Accrual Period with respect to each Class of Floating Rate Notes, respectively.
     “Interest Rate” means the Class A-1 Interest Rate, the Class A-2a Interest Rate, the Class A-2b Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate or the Overdue Interest Rate, as applicable.
(NALT 2011-A Agreement of Definitions)

     “Interest Reset Date” means, with respect to any Interest Period with respect to the Floating Rate Notes, the first day of such Interest Period; provided that if any Interest Reset Date would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that if that Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.
     “Investment Company Act” means the Investment Company Act of 1940.
     “Issuing Entity” means Nissan Auto Lease Trust 2011-A, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.
     “Issuing Entity Order” or “Issuing Entity Request” means a written order or request of the Issuing Entity signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.
     “Lease” means any lease contract for a Leased Vehicle assigned.
     “Lease Documents” has the meaning set forth in the Basic Servicing Agreement; provided that such definition shall refer only to lease documents related to Leases allocated to the 2011-A Lease SUBI.
     “Lease Pull-Forward” means, as of any date, any Lease that has been terminated by the related Lessee before the related Maturity Date under NMAC’s pull-forward program in order to allow such Lessee, among other things, (i) to enter into a new lease contract for a new Nissan or Infiniti vehicle, or (ii) to purchase a new Nissan or Infiniti vehicle, provided that the Lessee is not in default on any of its obligations under the related Lease and the financing of the related vehicle is provided by NMAC.
     “Leased Vehicle” means a new or used Nissan or Infiniti automobile, sport utility vehicle, minivan or light-duty truck, together with all accessories, parts and additions constituting a part thereof, and all accessions thereto, leased to a Lessee pursuant to a Lease.
     “Lessee” means each Person that is a lessee under a Lease, including any Person that executes a guarantee on behalf of such lessee; provided that such definition shall refer only to Lessees of Leases allocated to the 2011-A SUBI.
     “Lessee Initiated Early Termination” as of any date means any Lease that has been terminated by the related Lessee before the related Maturity Date, provided that the Lessee is not in default.
     “Lessee Partial Monthly Payment” means, in connection with the payment by a Lessee of less than 100% of the Monthly Payment due with respect to a 2011-A Lease, the actual amount paid by the Lessee toward such Monthly Payment.
     “Lessor” means each Person that is a lessor under a Lease or assignee thereof, including the Issuing Entity.
(NALT 2011-A Agreement of Definitions)

     “Liability” means any liability or expense, including any indemnification obligation.
     “LIBOR” means, for any Interest Period, the rate for deposits in U.S. Dollars having a maturity of one month (commencing on the related Interest Reset Date) that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on the applicable Interest Determination Date. With respect to an Interest Determination Date on which no rate appears on the Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. Dollars for the period of one month, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. Dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York, New York, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, New York selected by the Calculation Agent for loans in U.S. Dollars to leading European banks in a principal amount that is representative of a single transaction in U.S. Dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.
     “Lien” means any security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens, any liens that attach to property by operation of law and statutory purchase liens to the extent not past due.
     “Liquidated Lease” means a 2011-A Lease that is terminated and charged off by the Servicer prior to its Maturity Date following a default thereunder.
     “Liquidated Vehicle” means the 2011-A Vehicle related to a Liquidated Lease.
     “Liquidation Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Liquidated Lease, including expenses of any collection effort (whether or not resulting in a lawsuit against the Lessee under such Lease) or other expenses incurred prior to repossession, recovery or return of the Liquidated Vehicle, expenses incurred in connection with the sale or other disposition of a Liquidated Vehicle that has been repossessed or recovered or has reached its Maturity Date, expenses incurred in connection with making claims under any related Insurance Policy and expenses incurred in connection with making claims for any Liquidation Expenses.
(NALT 2011-A Agreement of Definitions)

     “Liquidation Proceeds” will mean the gross amount received by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Lease and of the Base Residual of the Leased Vehicle, whether from the sale or other disposition of the related Leased Vehicle (irrespective of whether or not such proceeds exceed the related Base Residual), the proceeds of any repossession, recovery or collection effort, the proceeds of recourse or similar payments payable under the related dealer agreement, receipt of insurance proceeds and application of the related security deposit and the proceeds of any disposition fees or other related proceeds.
     “London Business Day” means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.
     “Majority Interest” means Notes, Trust Certificates or Securities, as the case may be, evidencing a majority of the Outstanding Amount of the related Notes, Trust Certificates or Securities, except that, except as otherwise provided in the Basic Documents, Securities owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) or any of their respective Affiliates will not be included in such determination for the purpose of making requests, demands, authorizations, directions, notices, consents or other action under the Basic Documents.
     “Material Adverse Effect” means, with respect to any Person, a material adverse effect on (i) the financial condition or operations of such Person and its Affiliates, taken as one enterprise, (ii) the ability of such Person to perform its material obligations under any of the Basic Documents to which such Person is a party, (iii) the legality, validity or enforceability of any material provision of the Basic Documents to which such Person is a party, (iv) the 2011-A SUBI Certificate’s beneficial interest in all or any significant portion of the 2011-A SUBI Assets or the Indenture Trustee’s security interest in the 2011-A SUBI Certificate and all or any significant portion of the 2011-A SUBI Assets, or (v) the collectibility or the credit worthiness of all or any significant portion of the 2011-A Leases and the 2011-A Vehicles, other than, in the case of clauses (i) through (v), such Material Adverse Effect which are the direct result of actions or omissions of the party seeking relief under any of the Basic Documents in connection therewith.
     “Matured Vehicle” as of any date means any Leased Vehicle the related Lease of which has reached its Maturity Date or has been terminated in connection with a Lessee Initiated Early Termination (and the Lessee is not in default under such Lease) or in connection with a Casualty Termination, which Leased Vehicle has been returned to the Servicer on behalf of the Titling Trust, if applicable.
     “Maturity Date” means, with respect to any Lease, the date on which such Lease is scheduled to terminate as set forth in the such Lease at its date of origination or, in the case of an Extended Lease, the revised termination date.
     “Monthly Early Termination Sale Proceeds” means, with respect to a Collection Period, all (i) amounts paid by Lessees or Dealers with respect to Early Termination Purchase Option Price payments during such Collection Period and (ii) Net Auction Proceeds received by the Servicer in such Collection Period for 2011-A Vehicles with respect to which the related 2011-A
(NALT 2011-A Agreement of Definitions)

Lease was terminated and which were sold in such Collection Period on or after the termination of the related 2011-A Leases prior to their respective Maturity Dates, reduced by amounts required to be remitted to the related Lessees under applicable law.
     “Monthly Payment Advance” means, with respect to any 2011-A Lease and any Collection Period, an amount equal to the difference between the Monthly Payment due and the Lessee Partial Monthly Payment.
     “Monthly Payment” means, with respect to any Lease, the amount of each fixed monthly payment payable to the Lessor in accordance with the terms thereof, net of any portion of such fixed monthly payment that represents an Administrative Charge.
     “Monthly Principal Distributable Amount” means, for any Payment Date and the related Collection Period, an amount equal to (a) the lesser of (i) the Principal Distribution Amount and (ii) the Available Principal Distribution Amount or (b) after the occurrence of an Indenture Default that results in acceleration of the Notes, unless and until such acceleration has been rescinded, the aggregate Outstanding Amount of the Notes.
     “Monthly Remittance Condition” has the meaning set forth in Section 8.03(c) of the 2011-A Servicing Supplement.
     “Monthly Scheduled Termination Sale Proceeds” means, with respect to a Collection Period, all (i) amounts paid by Lessees or Dealers in the event that either the Lessee or a Dealer elects to purchase a 2011-A Vehicle for its Contract Residual following a termination of the related 2011-A Lease at its Maturity Date and (ii) Net Auction Proceeds received by the Servicer in such Collection Period for 2011-A Vehicles which matured and were sold in such Collection Period on or after the termination of the related 2011-A Leases at their respective Maturity Dates plus all Net Insurance Proceeds, reduced by amounts required to be remitted to the related Lessees under applicable law.
     “Moody’s” means Moody’s Investors Service, Inc.
     “MRM Residual” means, with respect to any Lease, the expected value of the related Leased Vehicle at the related Maturity Date calculated by using a residual value estimate produced by Automotive Lease Guide in June, 2011 as a “mark-to-market” value (assuming that the vehicle is in “average” condition rather than “clean” condition) based on the “Maximum Residualizable MSRP,” which consists of the MSRP of the typically equipped vehicle and value adding options, giving only partial credit or no credit for those options that add little or no value to the resale price of the vehicle.
     “MSRP” means, with respect to any Leased Vehicle, the Manufacturer’s Suggested Retail Price.
     “NALL II” means Nissan Auto Leasing LLC II, a Delaware limited liability company.
     “Net Auction Proceeds” means Auction Proceeds net of related Disposition Expenses and, in the case of a Matured Vehicle, any outstanding Sales Proceeds Advance.
(NALT 2011-A Agreement of Definitions)

     “Net Insurance Proceeds” means Insurance Proceeds net of related Insurance Expenses.
     “Net Liquidation Proceeds” means the Liquidation Proceeds net of related Liquidation Expenses.
     “NILT, Inc.” means NILT, Inc., a Delaware corporation.
     “NILT Trust” means NILT Trust, a Delaware statutory trust.
     “NMAC” means Nissan Motor Acceptance Corporation, a California corporation.
     “Note” or “Notes” means a Class A-1 Note, a Class A-2 Note, a Class A-3 Note or a Class A-4 Note, as the context may require.
     “Note Balance” means the sum of the Class A-1 Note Balance, the Class A-2a Note Balance, the Class A-2b Note Balance, the Class A-3 Note Balance and the Class A-4 Note Balance.
     “Note Distribution Account” means the trust account established by the Depositor, on behalf of the Issuing Entity pursuant to Section 8.02(c) of the Indenture, into which amounts released from the 2011-A SUBI Collection Account and the Reserve Account for distribution to Noteholders shall be deposited and from which all distributions to Noteholders shall be made.
     “Note Distribution Amount” means, as of any Payment Date, the amount being distributed to the Noteholders on such Payment Date.
     “Note Factor” means, with respect to any Class on any Payment Date, the seven digit decimal equivalent of a fraction the numerator of which is the Class Balance for such Class on such Payment Date (after giving effect to any payment of principal on such Payment Date) and the denominator of which is the related Initial Class Balance.
     “Note Final Scheduled Payment Date” means, with respect to (i) a Class A-1 Note, July 16, 2012, (ii) a Class A-2 Note, January 15, 2014, (iii) a Class A-3 Note, August 15, 2014, and (iv) a Class A-4 Note, April 17, 2017.
     “Noteholder” means, as of any date, the Person in whose name a Class A-1 Note, Class A-2 Note, Class A-3 or a Class A-4 Note is registered on the Note Register on such date, as the context may require.
     “Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).
     “Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.04 of the Indenture.
(NALT 2011-A Agreement of Definitions)

     “Officer’s Certificate” means (a) with respect to the Issuing Entity, a certificate signed by an Authorized Officer of the Issuing Entity, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to, the Indenture Trustee, and (b) with respect to the Servicer, a certificate signed by an Authorized Officer or the Servicer, under the circumstances described in, and otherwise complying with, the applicable requirements of Sections 8.09 and 8.11 of the 2011-A Servicing Supplement.
     “Opinion of Counsel” in relation to the Trust Agreement, means one or more written opinions of counsel who may, except as otherwise expressly provided in the Trust Agreement, be employees of or counsel to the Depositor, the Administrative Agent, or any of their respective Affiliates, and which opinion shall be addressed to and in form and substance satisfactory to the Owner Trustee. In relation to the Indenture, “Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuing Entity or the Administrative Agent, and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee, comply with any applicable requirements of Section 11.01 of the Indenture, and be in form and substance satisfactory to the Indenture Trustee.
     “Optimal Principal Distributable Amount” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts:
          (i) for each 2011-A Vehicle for which the related 2011-A Lease did not terminate during such Collection Period, the difference between the Securitization Value of such 2011-A Lease at the beginning and at the end of such Collection Period;
          (ii) for each 2011-A Vehicle for which the related 2011-A Lease reached its Maturity Date during such Collection Period, the Securitization Value of such 2011-A Lease as of such Maturity Date;
          (iii) for each 2011-A Vehicle purchased by the Servicer before its Maturity Date during such Collection Period, the Repurchase Payment with respect to the related 2011-A Lease; and
          (iv) for each 2011-A Lease terminated prior to its Maturity Date that becomes a Defaulted Lease during such Collection Period or is terminated by the related Lessee or the Servicer during such Collection Period pursuant to a Lessee Initiated Early Termination or a Casualty Termination, the Securitization Value of the related 2011-A Lease as of the effective date of termination of such 2011-A Lease.
     “Optional Purchase” has the meaning set forth in Section 9.03(a) of the Trust Agreement.
     “Optional Purchase Price” has the meaning set forth in Section 9.03(a) of the Trust Agreement.
     “Other SUBI” means any SUBI other than a 2011-A SUBI.
(NALT 2011-A Agreement of Definitions)

     “Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class), all Trust Certificates or all Securities, as the case may be, theretofore authenticated and delivered under the Indenture and/or the Trust Agreement, as applicable, except:
          (i) Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation or Trust Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;
          (ii) Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed pursuant to an Optional Purchase, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made) or Trust Certificates or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee, the Owner Trustee or any Paying Agent in trust for the related Trust Certificateholders (provided, however, that if the principal with respect to such Trust Certificates will be paid pursuant to an Optional Purchase, notice of such payment has been duly given pursuant to the Trust Agreement or provision therefor, satisfactory to the Owner Trustee); and
          (iii) Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser or Trust Certificates in exchange for or in lieu of other Trust Certificates that have been authenticated and delivered pursuant to the Trust Agreement unless proof satisfactory to the Owner Trustee is presented that any such Trust Certificates are held by a bona fide purchaser, to the extent that the Trust Certificates are transferable;
provided, that, unless otherwise specified in the Indenture, with respect to the Notes, or the Trust Agreement, with respect to the Trust Certificates, or in another Basic Document, in determining whether Noteholders or Trust Certificateholders holding the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any Basic Document, Notes or Trust Certificates owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate thereof is the Servicer) or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, unless all such Notes or Trust Certificates Outstanding are owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate thereof is the Servicer), or any of their respective Affiliates; provided, further, that, in determining whether the Indenture Trustee or the Owner Trustee, as applicable, shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes or Trust Certificates, as applicable, that a Responsible Officer knows to be so owned shall be so disregarded. Notes or Trust Certificates so owned that have been pledged in good faith may be regarded as Outstanding
(NALT 2011-A Agreement of Definitions)

if the pledgee thereof establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, such pledgee’s right so to act with respect to such Notes or such Trust Certificates and that such pledgee is not the Issuing Entity, the Depositor, the Administrative Agent, or any of their respective Affiliates.
     “Outstanding Amount” means, as of any date, the aggregate principal amount of the applicable Notes or Certificates Outstanding on the Closing, as applicable, reduced by all payments of principal made in respect thereof on or prior to such date.
     “Overdue Interest Rate” means, with respect to any Class, the Interest Rate applicable to such Class.
     “Owner Corporate Trust Office” means the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement of Definitions is located at Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890; or at such other address as the Owner Trustee may designate from time to time by notice to the Trust Certificateholders and the Indenture Trustee, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee shall notify the Trust Certificateholders and the Indenture Trustee).
     “Owner Trust Estate” means the property of the Issuing Entity, including (i) the 2011-A SUBI Certificate, evidencing a 100% beneficial interest in the 2011-A SUBI Assets, including the right to payments thereunder after the Cutoff Date from certain amounts in respect of the 2011-A Leases and received from the sale or other disposition of the 2011-A Vehicles, including the 2011-A SUBI Collection Account and amounts on deposit in the 2011-A SUBI Collection Account (but excluding amounts retained by the Servicer in the form of Liquidation Expenses, Disposition Expenses, Insurance Expenses, and other related expenses incurred by the Servicer not otherwise included in Liquidation Expenses, Disposition Expenses or Insurance Expenses and permitted to be retained by the Servicer under the Basic Documents), and investment earnings, net of losses and investment expenses, on amounts on deposit in the 2011-A SUBI Collection Account, (ii) the Reserve Account and any amounts deposited therein, including investment earnings, net of losses and investment expenses, on amounts on deposit therein, (iii) the rights of the Issuing Entity to the funds on deposit from time to time in the Note Distribution Account and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time deposited therein or credited thereto and all proceeds thereof, (iv) the rights of the Depositor, as transferee, under the SUBI Certificate Transfer Agreement, (v) the rights of the Issuing Entity, as transferee, under the Trust SUBI Certificate Transfer Agreement, (vi) the rights of the Issuing Entity as a third-party beneficiary of the Servicing Agreement, to the extent relating to the 2011-A SUBI Assets, including rights to certain Advances, and the SUBI Trust Agreement, (vii) the rights of the Issuing Entity under any Currency Swap Agreement, and (viii) all proceeds, accounts, money, general intangibles, instruments, chattel paper, goods, investment property, securities, deposit accounts and other property consisting of, arising from or relating to the foregoing.
     “Owner Trustee” means Wilmington Trust Company, a Delaware corporation with trust powers, as trustee of the Issuing Entity under the Trust Agreement.
(NALT 2011-A Agreement of Definitions)

     “Paying Agent” means, (i) under the Indenture, Citibank, as Indenture Trustee, or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuing Entity to make the payments to and distributions from the Note Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuing Entity, and (ii) under the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.09 of the of the Trust Agreement and shall initially be Citibank.
     “Payment Ahead” means any payment of all or a part of one or more Monthly Payments remitted by a Lessee with respect to a 2011-A Lease in excess of the Monthly Payment due with respect to such 2011-A Lease, which amount the Lessee has instructed the Servicer to apply to Monthly Payments due in one or more subsequent Collection Periods, provided, however, such payment ahead shall exclude Lease Pull-Forward Payments.
     “Payment Date” means the 15th day of each month, or if such day is not a Business Day, then the next succeeding Business Day, beginning on August 15, 2011.
     “Payment Date Advance Reimbursement” has the meaning set forth in Section 8.03(a)(iii)(A) of the 2011-A Servicing Supplement.
     “Payment Date Certificate” has the meaning set forth in Section 8.03(a) of the Indenture.
     “Payoff” means amounts paid to the Servicer to purchase a 2011-A Vehicle.
     “Permitted Investments” has the meaning set forth in the Titling Trust Agreement.
     “Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government, or any agency or political subdivision thereof.
     “Plan” means a Benefit Plan Investor, a “governmental plan” (as defined in Section 3(32) of ERISA or any other employee benefit plan that is subject to Similar Law.
     “Pledgors” means NMAC, the Titling Trust, NILT Trust, the Depositor, and the Issuing Entity.
     “Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
     “Principal Carryover Shortfall” means, as of the close of business on any Payment Date, the excess, if any, of the Principal Distribution Amount over the Monthly Principal Distributable Amount.
(NALT 2011-A Agreement of Definitions)

     “Principal Distribution Amount” means, for any Payment Date, the aggregate amount of principal payable on the Securities, equal to the sum of (i) the Optimal Principal Distributable Amount and (ii) any Principal Carryover Shortfall as of the preceding Payment Date; provided, however, that on or after the Note Final Scheduled Payment Date for any Class of Notes and so long as no Indenture Default has been declared, the Principal Distribution Amount shall equal, until the Class Balance of such Class is reduced to zero, the greater of (i) such Class Balance and (ii) the sum of (A) the Optimal Principal Distributable Amount and (B) any Principal Carryover Shortfall as of the preceding Payment Date. Notwithstanding the foregoing, the Principal Distribution Amount shall not exceed the outstanding Securities Balance and the aggregate amount of principal paid in respect of a Class shall not exceed the related Initial Class Balance.
     “Proceeding” has the meaning set forth in the Titling Trust Agreement.
     “Prospectus” means the Prospectus Supplement, dated July 14, 2011, together with the Ratings Free Writing Prospectus, dated July 11, 2011, and the Prospectus, dated July 11, 2011, relating to the offering of the Notes.
     “Public ABS Transaction” means any publicly registered issuance of securities backed by (i) a certificate representing the beneficial interest in a pool of vehicle leases originated in the United States for a lessee with a United States address and the related leased vehicles or (ii) motor vehicle retail installment contracts originated in the United States and, for both clause (i) and (ii), for which NALL II, or any United States Affiliate thereof, acts as a depositor.
     “Pull-Forward Payment” means, with respect to any Lease Pull-Forward, the Monthly Payments not yet due with respect to that Lease.
     “Rated Securities” has the meaning set forth in the Titling Trust Agreement.
     “Rating Agency” means, with respect to the 2011-A SUBI, as of any date, any of the nationally recognized statistical rating organizations that has been requested by NMAC or one of its Affiliates to rate any Class of Notes and that is rating such Class of Notes on such date.
     “Rating Agency Condition” means, with respect to any event or action and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, of a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or action will not cause it to downgrade, qualify or withdraw its rating assigned to the Notes or (b) that such Rating Agency shall have been given notice of such event or action at least ten (10) days prior to such event (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event will cause it to downgrade, qualify or withdraw its rating assigned to the Notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event or action, and it is understood that such Rating Agency may not actually review notices received by it prior to or after the expiration of the notice period described in (b) above. Further, each Rating Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with
(NALT 2011-A Agreement of Definitions)

respect to an event or action had been previously satisfied pursuant to clause (a) or clause (b) above.
     “Rating Event” means the qualification, reduction or withdrawal by any Rating Agency of its then-current rating of any Class of Notes.
     “Reallocation Payment” means the proceeds allocated from the UTI to the 2011-A SUBI in connection with any reallocation of a Matured Vehicle or a Defaulted Vehicle from the 2011-A SUBI to the UTI pursuant to Section 8.02(c) of the 2011-A Servicing Supplement in an amount equal to the Net Liquidation Proceeds for such Matured Vehicle or Defaulted Vehicle.
     “Record Date” means, with respect to any Payment Date, the close of business on the day immediately preceding such Payment Date or Redemption Date, as the case may be.
     “Recoveries” means, with respect to a Collection Period, the sum of all amounts received (net of taxes) with respect to all 2011-A Leases which (i) became Liquidated Leases before such Collection Period and (ii) have reached or were terminated prior to their respective Maturity Dates before such Collection Period and with respect to which the proceeds from the sale of the related 2011-A Vehicles were received before such Collection Period, minus any amounts remitted to the related Lessees as required by law.
     “Redemption Date” means in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, the Payment Date specified by the Administrative Agent or the Issuing Entity pursuant to Section 10.01 of the Indenture.
     “Redemption Price” means an amount equal to the Note Balance plus accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed (including, to the extent allowed by law, interest on overdue interest, if applicable), up to but excluding the Redemption Date.
     “Registered Pledgee” has the meaning set forth in the Titling Trust Agreement.
     “Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.
     “Regulation AB” means Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.
     “Related Beneficiary” means each of NILT Trust and NALL II.
     “Related Documents” shall mean all of the Basic Documents to which the Issuing Entity or the Owner Trustee is a party.
(NALT 2011-A Agreement of Definitions)

     “Remaining Net Auction Proceeds” means Net Auction Proceeds, less amounts included in Monthly Scheduled Termination Sale Proceeds, Monthly Early Termination Sale Proceeds and Liquidation Proceeds.
     “Remaining Payoffs” means Payoffs, less amounts included in Monthly Scheduled Termination Sale Proceeds and Monthly Early Termination Sale Proceeds.
     “Repurchase Payment” means, with respect to a 2011-A Lease and the related 2011-A Vehicle required to be purchased by the Servicer pursuant to Section 8.02(a) and Section 8.02(b) of the 2011-A Servicing Supplement, the sum of (i) the Securitization Value of the 2011-A Lease as of the end of the Collection Period preceding the Collection Period in which the Servicer granted an extension with respect to such 2011-A Lease or discovers or receives notice of the change in domicile with respect to Section 8.02(a) of the 2011-A Servicing Supplement or discovers a breach of representations or warranties pursuant to Section 8.02(b) of the 2011-A Servicing Supplement and (ii) any delinquent Monthly Payments which have not been paid by the related Lessee by the end of the Collection Period relating to the Deposit Date on which the Repurchase Payment will be made.
     “Required Deposit Rating” has the meaning set forth in the Titling Trust Agreement.
     “Required Percentage” means the holders of not less than 66⅔% of the (i) Outstanding Amount in the case of the Notes or (ii) Certificate Balance in the case of the Trust Certificates.
     “Required Related Holders” has the meaning set forth in the Basic Servicing Agreement.
     “Reserve Account” means the account established pursuant to Section 5.01(b) of the Trust Agreement, which shall be account number 109249 in the name “Citibank, N.A., as Indenture Trustee, Nissan Auto Lease Trust 2011-A Reserve Account” established with the Securities Intermediary pursuant to the Trust Agreement, together with any successor accounts established pursuant to the Indenture, or after release of the lien of the Indenture, the Trust Agreement.
     “Reserve Account Deposit Amount” means, (i) on the Closing Date, the Initial Deposit Amount and (ii) thereafter, for any Payment Date and the related Collection Period to the extent the amounts on deposit in the Reserve Account are less than the Reserve Account Requirement, an amount equal to the sum of (a) any Excess Amounts with respect to the related Collection Period and (b) net income realized on the investment of funds on deposit in the 2011-A SUBI Collection Account and the Reserve Account in respect of such Collection Period.
     “Reserve Account Draw Amount” means, for any Payment Date, the amount withdrawn from the Reserve Account, equal to (i) the lesser of (a) the Available Funds Shortfall Amount, if any, or (b) the amount on deposit in the Reserve Account after giving effect to all deposits thereto on the related Deposit Date or such Payment Date or (ii) after the occurrence of an Indenture Default that results in the acceleration of any Notes, unless and until the date on which such acceleration has been rescinded, the entire amount on deposit in the Reserve Account. In addition, except in the circumstances described in clause (ii) of this definition, the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under clauses (ii) and (iii) of Section 8.04(a) of the Indenture would be sufficient to pay in full the
(NALT 2011-A Agreement of Definitions)

aggregate unpaid Note Balance of all of the outstanding Notes, then the Reserve Account Draw Amount will, if so specified by the Servicer in the Payment Date Certificate, include such additional amounts as may be necessary to pay all Outstanding Notes in full.
     “Reserve Account Property” means the Reserve Account and all cash, investment property and other property from time to time deposited or credited to the Reserve Account and all proceeds thereof, including, without limitation, the Initial Deposit.
     “Reserve Account Requirement” means on any Payment Date, an amount equal to $15,813,253.01; provided, however, that on any Payment Date (after taking into account all distributions from the 2011-A SUBI Collection Account on such date) on which the Note Balance is zero, the “Reserve Account Requirement” shall be an amount equal to $0.
     “Residual Value Loss” means, with respect to any Matured Vehicle or Defaulted Vehicle, the positive difference, if any, between (a) the Base Residual of the related 2011-A Vehicle, and (b) the sum of (without duplication) all related Net Auction Proceeds or Net Liquidation Proceeds, as the case may be, and all Net Insurance Proceeds.
     “Residual Value Surplus” means, with respect to any Matured Vehicle or Defaulted Vehicle, the positive difference, if any, between (i) the sum (without duplication) of all related Net Auction Proceeds and Net Insurance Proceeds, and (ii) the Securitization Value of the related 2011-A Vehicle at (a) the Maturity Date of the related 2011-A Lease, or (b) the date the related 2011-A Lease was terminated by the Lessee.
     “Responsible Officer” means, with respect to the Indenture Trustee, any officer within the Corporate Trust Department (or any successor group of the Indenture Trustee), including any Vice President, Assistant Secretary, or other officer or assistant officer of the Indenture Trustee customarily performing functions similar to those performed by the people who at such time shall be officers, or to whom any corporate trust matter is referred within Corporate Trust Department because of his knowledge of and familiarity with the particular subject.
     “Restricted Jurisdiction” means any jurisdiction in which the Titling Trust is not qualified and licensed to do business, other than any jurisdiction where the failure to be so qualified and licensed will not have a material adverse effect on the Issuing Entity.
     “Retained Notes” if any, means any Notes retained in the initial offering thereof by the Depositor or NMAC or conveyed to an Affiliate.
     “Rule 144A” means Rule 144A promulgated by the Commission under the Securities Act.
     “Rule 144A Information” means information requested of the Depositor, in connection with the proposed transfer of a Trust Certificate, to satisfy the requirements of paragraph (d)(4) of Rule 144A.
     “Sales Proceeds Advance” means the amount advanced by the Servicer to the Issuing Entity on a Deposit Date equal to the Securitization Value of each 2011-A Lease relating to a 2011-A Vehicle that terminated early (but was not a Lease in default) and the amount equal to
(NALT 2011-A Agreement of Definitions)

the Base Residual of each 2011-A Lease relating to a 2011-A Vehicle that matured on its scheduled termination date.
     “Schedule of 2011-A Leases and 2011-A Vehicles” means the schedule of 2011-A Leases and 2011-A Vehicles on file with the Indenture Trustee, as it may be amended from time to time (which may be supplied in CD-Rom form) which shall set forth as to each 2011-A Lease or 2011-A Vehicle, as the case may be, (i) the identification number of the 2011-A Lease, (ii) the identification number of the 2011-A Vehicle, (iii) the related Maturity Date and (iv) the value of the 2011-A Lease and the related 2011-A Vehicle on the Servicer’s books as of the Cutoff Date.
     “Secretary of State” means the Secretary of State of the State of Delaware.
     “Secured Party” has the meaning set forth in the preamble to the Control Agreement.
     “Securities” means the Trust Certificates and the Notes, collectively.
     “Securities Act” means the Securities Act of 1933.
     “Securities Balance” means, as of any date, the unpaid principal amount of the Securities as of such date.
     “Securities Intermediary” means Citibank.
     “Securitization Rate” means, with respect to a 2011-A Lease, an annualized rate that is equal to 7.00%.
     “Securitization Value” means, with respect to any 2011-A Lease, the value calculated by the Servicer equal to, (i) as of its Maturity Date, the Base Residual and (ii) as of any date other than its Maturity Date, the sum of the present value, discounted at the Securitization Rate, of (a) the aggregate Monthly Payments remaining to be made and (b) the Base Residual.
     “Securitized Financing” has the meaning set forth in the Titling Trust Agreement.
     “Security” means either a Note or a Trust Certificate, as the context may require.
     “Security Entitlement” has the meaning set forth in Section 8-102(a)(17) of the New York UCC.
     “Securityholder” means each registered holder of a Note or a Trust Certificate.
     “Securityholder Available Funds” means, for any Payment Date, all remaining Available Funds after giving effect to the payment to the Servicer of the Servicer Monthly Payment, if any.
     “Servicer” means NMAC, as Servicer under the Servicing Agreement.
     “Servicer Default” has the meaning set forth in Section 4.01 to the Basic Servicing Agreement and under Section 8.12 of the 2011-A Servicing Supplement.
(NALT 2011-A Agreement of Definitions)

     “Servicer Letter of Credit” means a letter of credit, surety bond or insurance policy issued by a depository institution, insurance company, or financial institution having a short-term credit rating at least equal to the Required Deposit Rating and providing that the Indenture Trustee or Trust Agent, as the case may be, may draw thereupon in the event the Servicer satisfies the Monthly Remittance Condition but fails to deposit SUBI Collections into the 2011-A SUBI Collection Account by the related Deposit Date.
     “Servicer Monthly Payment” means, with respect to a Payment Date and the related Collection Period, the amount to be paid to the Servicer pursuant to Section 8.03(a)(iii) of the 2011-A Servicing Supplement in respect of (i) the Payment Date Advance Reimbursement and (ii) the Servicing Fee, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods.
     “Servicing Agreement” means the Basic Servicing Agreement, as supplemented by the 2011-A Servicing Supplement.
     “Servicing Fee” means, with respect to the 2011-A SUBI Assets, the fee payable on each Payment Date equal to, for the related Collection Period, one-twelfth of the product of (i) 1.00% and (ii) the aggregate Securitization Value of all 2011-A Leases as of the first day of such Collection Period.
     “Settlement Statement” means a statement substantially in the form of Exhibit A to the 2011-A Servicing Supplement.
     “Similar Law” means any state, local or other law that is similar to Section 406 of ERISA or Section 4975 of the Code.
     “Special Purpose Affiliate” means a special purpose entity that is an Affiliate of a Beneficiary and was created for the purposes of one or more Securitized Financings.
     “State” means any state of the United Sates, Puerto Rico, or the District of Columbia.
     “Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq.
     “SUBI” has the meaning set forth in the Recitals to the 2011-A SUBI Supplement.
     “SUBI Certificate” has the meaning set forth in Section 3.02(a) of the Titling Trust Agreement.
     “SUBI Certificate Transfer Agreement” means the SUBI Certificate Transfer Agreement, dated as of July 25, 2011, between NILT Trust, as transferor, and NALL II, as transferee.
     “SUBI Collection Account” means, with respect to a SUBI, the related Collection Account created, designated and maintained as such pursuant Section 4.02(a) of the Titling Trust Agreement.
(NALT 2011-A Agreement of Definitions)

     “SUBI Collections” means, with respect to any Collection Period, the net amount collected or received by the Servicer in respect of the 2011-A SUBI Assets during the Collection Period, including: (i) Monthly Payments (including Payments Ahead and Pull-Forward Payments, when received), Payoffs, and any other payments under the 2011-A Leases (excluding any Administrative Charges); (ii) Reallocation Payments and Repurchase Payments made by the Servicer; (iii) Monthly Scheduled Termination Sale Proceeds; (iv) Monthly Early Termination Sale Proceeds (which includes Early Termination Charges); (v) Net Liquidation Proceeds; (vi) Net Insurance Proceeds; (vii) Remaining Net Auctions Proceeds; (viii) Remaining Payoffs; (ix) Excess Mileage and Excess Wear and Tear Charges; (x) Recoveries; and (xi) Residual Value Surplus; in each case to the extent not duplicative with any other clause of this definition.
     “SUBI Trust Agreement” means the Titling Trust Agreement, as supplemented by a 2011-A SUBI Supplement.
     “Sub-Trust” has the meaning set forth in Section 3.01(b) of the Titling Trust Agreement.
     “Tax Retained Notes” if any, means any Notes retained by the issuer of the Notes for federal income tax purposes or an entity which for U.S. federal income tax purposes is considered the same Person as such issuer, until such time as such Notes are the subject of an opinion pursuant to Section 2.04(g) of the Indenture with respect to their classification as debt for federal income tax purposes.
     “Titling Trust” means Nissan-Infiniti LT, a Delaware statutory trust.
     “Titling Trust Agreement” means the Amended and Restated Trust and Servicing Agreement, dated as of August 26, 1998, among NILT Trust, as the Grantor and the UTI Beneficiary, the Servicer, the Delaware Trustee, the Titling Trustee and the Trust Agent.
     “Titling Trustee” means NILT, Inc., in its capacity as trustee of the Titling Trust.
     “TIA” means the Trust Indenture Act of 1939.
     “Transfer Price” has the meaning set forth in Section 2.01 to the SUBI Certificate Transfer Agreement and the Trust SUBI Certificate Transfer Agreement, as the context may require.
     “Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.
     “Trust Account” has the meaning set forth in the Titling Trust Agreement.
     “Trust Administration Agreement” means the Trust Administration Agreement, dated as of July 25, 2011, among the Administrative Agent, the Issuing Entity, the Depositor and the Indenture Trustee.
     “Trust Agent” means U.S. Bank, as Trust Agent under the Titling Trust Agreement.
(NALT 2011-A Agreement of Definitions)

     “Trust Agreement” means the trust agreement, dated as of June 27, 2011, as amended and restated by the Amended and Restated Trust Agreement, dated as of July 25, 2011, between the Depositor and the Owner Trustee.
     “Trust Assets” has the meaning set forth in the Titling Trust Agreement.
     “Trust Certificateholder” means the Person in whose name a Trust Certificate is registered on the Certificate Register.
     “Trust Certificates” means the asset backed certificates issued pursuant to the Trust Agreement, substantially in the form of Exhibit A to the Trust Agreement.
     “Trust Documents” has the meaning set forth in the Titling Trust Agreement.
     “Trust SUBI Certificate Transfer Agreement” means the Trust SUBI Certificate Transfer Agreement, dated as of July 25, 2011, between the Depositor, and the Issuing Entity, as transferee.
     “Trustee” means NILT, Inc., in its capacity as trustee of the Titling Trust.
     “2011-A Eligible Lease” means a Lease as to which the following are true as of the Cutoff Date:
          (a) relates to a Nissan or an Infiniti automobile, light duty truck, minivan, or sport utility vehicle, of a model year of 2008 or later;
          (b) is written with respect to a Leased Vehicle that was at the time of the origination of the related Lease a new Nissan or Infiniti motor vehicle;
          (c) was originated in the United States on or after April 7, 2008 by a Dealer (i) for a Lessee with a United States address, (ii) in the ordinary course of such Dealer’s business, (iii) pursuant to a Dealer agreement that provides for recourse to the dealer in the event of certain defects in the Lease, but not for default by the Lessee, and (iv) in compliance with procedures set forth in the Credit and Collection Policy;
          (d) is payable solely in United States dollars;
          (e) is owned, and the related Leased Vehicle is owned by the Titling Trust, free of all liens (including tax liens, mechanics’ liens, and other liens that arise by operation of law), other than any lien placed upon a Certificate of Title in connection with the delivery of title documentation to the Titling Trustee in accordance with Customary Servicing Practices;
          (f) has a remaining term to maturity, as of the Cutoff Date, of not less than 16 months and not greater than 56 months;
          (g) provides for level payments (exclusive of taxes) that fully amortize the adjusted capitalized cost of the Lease to the related Contract Residual over the lease term at a
(NALT 2011-A Agreement of Definitions)

rate implicit in the Lease and corresponding to the disclosed rent charge and, in the event of a Lessee initiated early termination, provides for payment of the Early Termination Charge;
          (h) was originated in compliance with, and complies in all material respects with, all material applicable legal requirements, including, to the extent applicable, the Federal Consumer Credit Protection Act, Regulation M of the Board of Governors of the Federal Reserve, all state leasing and consumer protection laws and all state and federal usury laws;
          (i) is not more than 29 days past due as of the Cutoff Date;
          (j) (A) is the valid, legal and binding full-recourse payment obligation of the related Lessee, enforceable against such Lessee in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general or (ii) general principles of equity, (B) has not been satisfied, subordinated, rescinded, canceled or terminated, (C) is a Lease as to which no right of rescission, setoff, counterclaim or defense shall have been asserted or threatened in writing, (D) is a Lease as to which no default (other than payment defaults continuing for a period of no more than 29 days as of the Cutoff Date), breach or violation shall have occurred and no continuing condition that with notice or lapse of time or both would constitute a default, breach or violation shall have occurred and (E) is a Lease as to which none of the foregoing shall have been waived (other than deferrals and waivers of late payment charges or fees permitted under the Servicing Agreement);
          (k) is a Lease which has not been deemed to be uncollectible;
          (l) the related Lessee of which is a person located in one or more of the 50 states of the United States or the District of Columbia and is not (i) NMAC or any of its Affiliates, or (ii) the United States or any State or any agency or potential subdivision thereof;
          (m) is a Lease for which there is only one executed original;
          (n) there is only one original executed copy of each tangible “record” constituting or forming a part of each 2011-A Lease that is tangible chattel paper and a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic “record” constituting or forming a part of each 2011-A Lease that is electronic chattel paper.
          (o) has an original term of not less than 36 months and not greater than 60 months;
          (p) is a Lease for which the related Lease Documents are located in the United States;
          (q) constitutes either “tangible chattel paper” or “electronic chattel paper,” as defined in the UCC;
          (r) is not recourse to the Dealer;
(NALT 2011-A Agreement of Definitions)

          (s) with respect thereto, NMAC, in accordance with its Customary Practices, has determined at the time of origination of such Lease that the related Lessee has agreed to obtain physical damage insurance covering the related Leased Vehicle and is required under the terms of such Lease to maintain such insurance; and
          (t) has a Securitization Value, as of its origination date, of no greater than $86,873.99.
     “2011-A Lease” has the meaning set forth in Section 8.01 of the 2011-A Servicing Supplement.
     “2011-A Servicing Supplement” means the 2011-A SUBI Servicing Supplement to the Basic Servicing Agreement, dated as of July 25, 2011, among the parties to the Basic Servicing Agreement.
     “2011-A SUBI” has the meaning set forth in Section 12.01(a) of the 2011-A SUBI Supplement.
     “2011-A SUBI Assets” has the meaning set forth in Section 12.01(b) to the 2011-A SUBI Supplement.
     “2011-A SUBI Account” means the 2011-A SUBI Collection Account, and any other Trust Account established with respect to the 2011-A SUBI, as the context may require.
     “2011-A SUBI Certificate” has the meaning set forth in the recitals of the 2011-A SUBI Supplement.
     “2011-A SUBI Collection Account” means the trust account established pursuant to Section 14.01(a) of the 2011-A SUBI Supplement.
     “2011-A SUBI Supplement” means the 2011-A SUBI Supplement to the Titling Trust Agreement, dated as of July 25, 2011, among the parties to the Titling Trust Agreement.
     “2011-A Vehicle” has the meaning set forth in Section 8.01 to the 2011-A Servicing Supplement.
     “UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction.
     “Underwriting Agreement” means the underwriting agreement relating to the Notes dated July 14, 2011, among J.P. Morgan Securities LLC, as Representative, on behalf of the several underwriters, NMAC and the Depositor.
     “United States” means the United States of America, its territories and possessions and areas subject to its jurisdiction.
     “U.S. Bank” mean U.S. Bank National Association, a national banking association.
     “UTI” has the meaning set forth in Section 3.01(a) of the Titling Trust Agreement.
(NALT 2011-A Agreement of Definitions)

     “UTI Beneficiary” means NILT Trust, in its capacity as the initial beneficiary of the Titling Trust.
     “UTI Certificate” has the meaning set forth in Section 3.03 of the Titling Trust Agreement.
     “Vehicle Representation Date” has the meaning set forth in the Basic Servicing Agreement.
          Section 1.02 Interpretative Provisions. For all purposes of this Agreement of Definitions, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this Agreement of Definitions as a whole and not to any particular part, Recital or Section within this Agreement of Definitions, (iii) references to a Recital or Section such as “Recital A” or “Section 1.01” shall refer to the applicable Recital or Section of this Agreement of Definitions, (iv) the term “include” and all variations thereof shall mean “include without limitation,” (v) the term “or” shall include “and/or,” (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) references to Persons include their permitted successors and assigns, (viii) references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement of Definitions, except that references to the SUBI Trust Agreement include only such items as related to the 2011-A SUBI and the Titling Trust, (ix) references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto, (x) references to this Agreement of Definitions include all Exhibits hereto, (xi) the phrase “Titling Trustee on behalf of the Trust,” or words of similar import, shall, to the extent required to effectuate the appointment of any Co-Trustee pursuant to the Titling Trust Agreement, be deemed to refer to the Trustee (or such Co-Trustee) on behalf of the Titling Trust, and (xii) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding.”
          Section 1.03 Notices. All demands, notices, and communications hereunder shall be in writing and shall be delivered, sent electronically by email (if an email address is provided) or telecopier, or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, and addressed in each case as follows: the Issuing Entity, at c/o Wilmington Trust Company, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (telecopier no. (302) 651-8882), Attention: Corporate Trust Administration, with a copy to the Administrative Agent, at One Nissan Way, Franklin, Tennessee 37067 (telecopier no. (615) 725-8530) (email: mike.robinson@nissan-usa.com and matt.zimmerman@nissan-usa.com), Attention: Treasurer; NILT Trust, at One Nissan Way, Franklin, Tennessee 37067 (telecopier no. (615) 725-8530) (email: mike.robinson@nissan-usa.com and matt.zimmerman@nissan-usa.com), Attention: Treasurer; Nissan-Infiniti LT, at One Nissan Way, Franklin, Tennessee 37067 (telecopier no. (615) 725-8530) (email: mike.robinson@nissan-usa.com and matt.zimmerman@nissan-usa.com), Attention: Treasurer; NMAC, at One Nissan Way, Franklin, Tennessee 37067 (telecopier no. (615) 725-8530) (email: mike.robinson@nissan-usa.com and
(NALT 2011-A Agreement of Definitions)

matt.zimmerman@nissan-usa.com), Attention: Treasurer; the Depositor, at One Nissan Way, Franklin, Tennessee 37067 (telecopier no. (615) 725-8530) (email: mike.robinson@nissan-usa.com and matt.zimmerman@nissan-usa.com), Attention: Treasurer; NILT, Inc., U.S. Bank National Association, 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604 (telecopier no. (312) 325-8905) (email: patricia.child@usbank.com) Attention: NILT Inc.; Wilmington Trust Company, as Owner Trustee and Delaware Trustee, at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (telecopier no. (302) 651-8882), Attention: Corporate Trust Administration; Citibank, N.A., as Indenture Trustee, at 388 Greenwich Street, 14th Floor, New York, New York 10013(telecopier no. (212) 816-5527) (email: NALT_notices@citi.com), Attention: Nissan Auto Lease Trust 2011-A; U.S. Bank, as Trust Agent, at U.S. Bank National Association, 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604 (telecopier no. (312) 325-8905) (email: patricia.child@usbank.com), Attention: Nissan Auto Lease Trust 2011-A; or at such other address as shall be designated by any of the foregoing in written notice to the other parties hereto. Delivery shall occur only when delivered by hand or, in the case of mail, email or facsimile notice, upon actual receipt or reported tender of such communication by an officer of the intended recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, any demand, notice or communication hereunder to any Rating Agency shall be deemed to be delivered if a copy of such demand, notice or communication has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).
          Section 1.04 Amendment.
     (a) Any term or provision of this Agreement of Definitions may be amended by the parties hereto, without the consent of any other Person; provided that (i) either (A) any amendment that materially and adversely affects the interests of the Noteholders or the Trust Certificateholders shall require the consent, respectively, of Noteholders evidencing not less than a Majority Interest of the Notes voting together as a single class, or the Trust Certificateholders evidencing not less than a Majority Interest of the Trust Certificates voting together as a single class, as applicable (provided that if the Depositor and its Affiliates do not hold all of the Trust Certificates, then the Trust Certificates held by the Depositor and its Affiliates shall not be deemed Outstanding for purposes of this provision), or (B) such amendment shall not, as evidenced by an Officer’s Certificate of the Servicer or the Depositor delivered to the Indenture Trustee (with respect to the Noteholders) or the Trust Certificateholders, as applicable, materially and adversely affect the interests of the Noteholders or the Trust Certificateholders, and (ii) any amendment that adversely affects the interests of the Trust, the Certificateholder, the Indenture Trustee or the Owner Trustee shall require the prior written consent of the Person whose interests are adversely affected. An amendment shall be deemed not to materially and adversely affect the interests of the Noteholders if the Rating Agency Condition is satisfied with respect to such amendment and the Officer’s Certificate described in the preceding sentence is provided to the Indenture Trustee. The consent of the Trust, the Certificateholder or the Owner Trustee shall be deemed to have been given if the Servicer does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given. The Indenture Trustee may, but shall not be obligated to, enter into or consent to any such amendment that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Agreement or otherwise.
(NALT 2011-A Agreement of Definitions)

     (b) It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.
     (c) Notwithstanding the foregoing, no amendment shall (i) reduce the interest rate or principal amount of any Note, or change the due date of any installment of principal of or interest in any Note, or the Redemption Price with respect thereto, without the consent of the Holder of such Note or (ii) reduce the Outstanding Amount, the Holders of which are required to consent to any matter without the consent of the Holders of at least a Majority Interest of the Notes which were required to consent to such matter before giving effect to such amendment.
     (d) Prior to the execution of any amendment to this Agreement of Definitions, the Servicer shall provide each Rating Agency, the Trust Certificateholder, the Depositor, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment. No later than 10 Business Days after the execution of any amendment to this Agreement of Definitions, the Servicer shall furnish a copy of such amendment to each Rating Agency.
     (e) [Reserved]
     (f) None of U.S. Bank National Association, as trustee of NILT Trust and as Trust Agent, NILT, Inc., nor the Indenture Trustee shall be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. U.S. Bank, as trustee of NILT Trust and as Trust Agent, NILT, Inc., and the Indenture Trustee may conclusively assume, in the absence of written notice to the contrary from the Servicer to a Responsible Officer of the Indenture Trustee, that a Rating Agency Condition has been satisfied with respect to such amendment.
     (g) The Indenture Trustee shall provide notice of any proposed amendment or supplement to this Agreement of Definitions to the Administrative Agent (and the Administrative Agent will provide each Rating Agency with notice thereof pursuant to Section 1.02(k) of the Trust Administration Agreement).
          Section 1.05 Severability of Provisions. Any provision of this Agreement of Definitions that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          Section 1.06 Counterparts. This Agreement of Definitions may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
          Section 1.07 Headings. The headings of the various Articles and Sections herein are for convenience or reference only and shall not define or limit any of the terms or provisions hereof.
(NALT 2011-A Agreement of Definitions)

          Section 1.08 Governing Law. THIS AGREEMENT OF DEFINITIONS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).
          Section 1.09 No Petition. Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Grantor, the Depositor, the Titling Trustee, the Titling Trust, the Issuing Entity, any Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.
          Section 1.10 No Recourse.
          (a) It is expressly understood and agreed by the parties hereto that with respect to U.S. Bank’s role as trustee of NILT Trust only, and not with respect to its role as Trust Agent, (i) this Agreement is executed and delivered by U.S. Bank, not individually or personally, but solely as trustee of NILT Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings, and agreements herein made on the part of NILT Trust, is made and intended not as personal representations, undertakings, and agreements by U.S. Bank, but is made and intended for the purpose of binding only NILT Trust, (iii) nothing herein contained shall be construed as creating any liability on U.S. Bank, individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall U.S. Bank be personally liable for the payment of any indebtedness or expenses of NILT Trust under this Agreement or any other related documents.
          (b) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by NILT, Inc., not individually or personally, but solely as Titling Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings, and agreements herein made on the part of the Titling Trust, is made and intended not as personal representations, undertakings, and agreements by NILT Inc., but is made and intended for the purpose of binding only the Titling Trust, (iii) nothing herein contained shall be construed as creating any liability on NILT, Inc., individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall NILT, Inc. be personally liable for the payment of any indebtedness or expenses of the Titling Trust under this Agreement or any other related documents.
[Signature Pages to Follow]
(NALT 2011-A Agreement of Definitions)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Definitions to be duly executed by their respective officers duly authorized as of the day and year first above written.

NISSAN MOTOR ACCEPTANCE CORPORATION Individually, as Servicer, and as Administrative Agent
By:	/s/ Steven R. Lambert
	Name:	Steven R. Lambert
	Title:	President

NISSAN-INFINITI LT
By:	NILT, INC., as Titling Trustee for Nissan-Infiniti LT

By:	/s/ Patricia M. Child
	Name:	Patricia M. Child
	Title:	President

NILT TRUST as UTI Beneficiary, Grantor, and Transferor
By:	U.S. BANK NATIONAL ASSOCIATION, as Trustee for NILT Trust

By:	/s/ Patricia M. Child
	Name:	Patricia M. Child
	Title:	Vice President

NILT, INC. as Titling Trustee for Nissan-Infiniti LT
By:	/s/ Patricia M. Child
	Name:	Patricia M. Child
	Title:	President

(NALT 2011-A Agreement of Definitions)

S-1

NISSAN AUTO LEASING LLC II
By:	/s/ Mark F. Wilten
	Name:	Mark F. Wilten
	Title:	Treasurer

NISSAN AUTO LEASE TRUST 2011-A
By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By	/s/ Dorri Costello
	Name:	Dorri Costello
	Title:	Financial Services Officer

WILMINGTON TRUST COMPANY as Owner Trustee and as Delaware Trustee
By	/s/ Dorri Costello
	Name:	Dorri Costello
	Title:	Financial Services Officer

U.S. BANK NATIONAL ASSOCIATION as Trust Agent
By:	/s/ Patricia M. Child
	Name:	Patricia M. Child
	Title:	Vice President

CITIBANK, N.A. as Indenture Trustee and as Secured Party
By:	/s/ Jacqueline Suarez
	Name:	Jacqueline Suarez
	Title:	Vice President

(NALT 2011-A Agreement of Definitions)

S-2